                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [x] Filed by Party other than the Registrant [_]

[x]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                              FIRST ECOM.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applied:

          ______________________________________________
     2.   Aggregate number of securities to which transaction applies:

          _______________________________________________________.
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid: _______________________________________


[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount previously paid: ________________________________

     2.   Form, Schedule or Registration Statement No.: __________

     3.   Filing Party: __________________________________________

     4.   Date Filed: ____________________________________________

                              FIRST ECOM.COM, INC.
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR
                                 (852) 2289-9581

Dear Stockholder:

     We invite you to attend the annual meeting of stockholders on January 29, 2002 at Pacific Place Conference Centre, Annapurna Room, 88 Queensway, Hong Kong, SAR. The meeting will begin promptly at 10:00 a.m. At the annual meeting, you will be asked:

          1. to elect seven directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;

          2. to ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2001 fiscal year;

          3. to approve the amendment of First Ecom.com's Articles of Incorporation to change the name of First Ecom.com to "Brek Energy Corporation";

          4. to approve the amendment of First Ecom.com's Articles of Incorporation to increase the number of authorized shares of First Ecom.com common stock;

          5. to approve the amendment of First Ecom.com's Articles of Incorporation to authorize the issuance of preferred stock;

          6. to approve the adoption of First Ecom.com's 2001 Stock Option/Warrant Plan; and

          7. to approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

     The accompanying formal notice of the meeting and proxy statement describe more fully the matters to be presented at the annual meeting. The board of directors recommends that you vote in favor of the specific proposals set forth above.

     Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. This will ensure a quorum at the meeting and avoid additional expense to First Ecom.com for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.


Ian Robinson
Chairman of the Board of Directors
December 20, 2001

Hong Kong, SAR

                              FIRST ECOM.COM, INC.
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR
                                 (852) 2289-9581

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 2002

To the Stockholders of First Ecom.Com, Inc.:

         Time:      10:00 a.m.

         Date:      Tuesday, January 29, 2002

         Place: Pacific Place Conference Centre, Annapurna Room, 88 Queensway, Hong Kong, SAR

         Purpose:   Elect directors

                    Ratify the appointment of independent auditors;

                    Approve amendment to Articles of Incorporation to change name of First Ecom.com;

                    Approve amendment to Articles of Incorporation to increase number of authorized shares of common stock;

                    Approve amendment to Articles of Incorporation to authorize the issuance of preferred stock;

                    Approve adoption of the First Ecom.com 2001 Stock Option/Warrant Plan; and

                    Conduct other business if properly raised.

         All stockholders are cordially invited to attend the meeting, but only stockholders of record on December 20, 2001 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible. This will ensure a quorum at the meeting and avoid additional expense to First Ecom.com for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person should you wish to do so.


BY ORDER OF THE BOARD OF DIRECTORS



Kenneth G.C. Telford
Secretary
December 20, 2001

Hong Kong, SAR

                              FIRST ECOM.COM, INC.
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR

-------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

-------------------------------------------------------------------------------

                   Approximate date proxy material first sent
                                to stockholders:

                                December 20, 2001

-------------------------------------------------------------------------------

GENERAL INFORMATION

Who May Vote

Stockholders of First Ecom.com, as recorded in our stock register on December 20, 2001, may vote at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

First Ecom.com's board of directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you give us your proxy, but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of each of the other items indicated on the enclosed proxy card.

Revoking a Proxy

You may revoke your proxy before it is voted by:

      -  submitting a new proxy with a later date

      -  notifying First Ecom.com's Secretary in writing before the meeting; or

      -  voting in person at the meeting.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least one-third of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person. Broker non-votes count for purposes of a quorum. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Votes Needed

Proposal 1 - Election of Directors

For a nominee to be elected a director, a plurality of the votes cast at the election must be voted in favor of his election. Abstentions and broker non-votes will have no effect on the election of directors.

Proposal 2 - Ratification of Auditors

To ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2001 fiscal year, at least 10% of the shares of common stock present in person or represented by proxy must vote in favor of ratification. Abstentions and broker non-votes will have the same effect as a vote against ratification.

Proposals 3, 4 and 5 - Amendments to Articles of Incorporation

To amend First Ecom.com's Articles of Incorporation, at least a majority of the outstanding shares of common stock present in person or represented by proxy must vote in favor of amendment. Abstentions and broker non-votes will have the same effect as a vote against amendment.

Proposal 6 - Adoption of First Ecom.com 2001 Stock Option/Warrant Plan

To approve the adoption of the First Ecom.com 2001 Stock Option/Warrant Plan, at least a majority of the shares of common stock present in person or represented by proxy must vote in favor of adoption. Abstentions and broker non-votes will have the same effect as a vote against adoption.

Attending in Person

Only stockholders and their proxy holders may attend the meeting.

Security Ownership Of Certain Beneficial Owners And Management

     The following table and notes set forth as of the record date the number of shares of First Ecom.com's common stock beneficially owned by (i) each person who served as First Ecom.com's Chief Executive Officer during the 2000 fiscal year, (ii) the highest compensated executive officers who were serving as executive officers at the end of the 2000 fiscal year whose individual total cash compensation for the 2000 fiscal year exceeded USD 100,000 (together with each person who served as First Ecom.com's Chief Executive Officer during the 2000 fiscal year, the "named executive officers"), (iii) each director and nominee for director of First Ecom.com, (iv) all executive officers and directors of First Ecom.com as a group and (v) each person or group of persons known by First Ecom.com to beneficially own more than five percent (5%) of the outstanding common stock. All information is taken from or based upon information provided by such persons to First Ecom.com or available through public filings by the beneficial owner.

Name and Address                          Amount and Nature                Percentage of Class
of Beneficial Owner/1/                    Of Beneficial Ownership/2/       Beneficially Owned
-------------------                       -----------------------          -------------------
Gregory Pek/3/                                   1,572,500                          8.2%

Power Technology Investment                      1,333,333                          6.9%
Corporation
751 Victoria Square
Montreal, Quebec, Canada/4/

Ravi Daswani/3/                                    535,461                          2.8%

Douglas Moore/5/                                   346,667                          1.8%

Ian Robinson/6/                                     95,000                          *

Harold L. Hutton/7/

James Pratt/8/                                      75,000                          *
32 Greenwich Road
Greenwich, Sydney, NSW
2065, Australia

Marc Bruner                                                                         *
29 Blauenweg
Metzerlen 4116, Switzerland

Mart Bakal                                                                          *
74 East 79/th/ Street
New York, NY 10021, USA

Executive Officers and Directors as a            2,624,628                         13.7%
Group (8 Persons)/9/

_________________________

* Less than one percent.

/1/ Unless otherwise indicated, address of record is 19th Floor, 80 Gloucester Road, Wanchai, Hong Kong.
/2/ Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage of beneficial ownership for each person but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, First Ecom.com understands that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
/3/  Includes options to purchase 125,000 shares of common stock.
/4/  Includes warrants to purchase 333,333 shares of common stock.
/5/ Includes warrants to purchase 96,667 shares of common stock and options to purchase 50,000 shares of common stock.
/6/ Includes warrants to purchase 50,000 shares of common stock and options to purchase 25,000 shares of common stock.
/7/  Number of shares unknown.
/8/ Includes warrants to purchase 30,000 shares of common stock and options to purchase 25,000 shares of common stock.
/9/ Includes warrants to purchase 176,667 shares of common stock and options to purchase 350,000 shares of common stock.

                       PROPOSAL #1 - ELECTION OF DIRECTORS

         First Ecom.com's directors are to be elected at each annual meeting of stockholders. The seven nominees for election as directors at this meeting are set forth below. All are recommended by the board of directors of First Ecom.com, and each is currently a director of First Ecom.com:

                                 Gregory Pek
                                 Ravi Daswani
                                 Douglas Moore
                                 Ian Robinson
                                 James Pratt
                                 Marc Bruner
                                 Mart Bakal

         In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by First Ecom.com's existing board of directors.

         The seven nominee-directors receiving a plurality of votes cast at the meeting will be elected as First Ecom.com's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify.

         The board of directors unanimously recommends that stockholders vote for each nominee for the board of directors.

Directors And Executive Officers

         The following table sets forth certain information concerning the Directors and Executive Officers of First Ecom.com:


Nominee                          Principal Occupation                   Age
-------                          --------------------                   ---

Gregory Pek              Director, President and Chief Executive         46
                         Officer of First Ecom.com

Kenneth G.C. Telford     Chief Financial Officer and Secretary of        52
                         First Ecom.com

Ravi Daswani             Director of First Ecom.com                      34

Douglas Moore            Director of First Ecom.com and Chief            43
                         Executive Officer of Henderson Cyber
                         Limited (listed on Growth Enterprise
                         Market of the Stock Exchange of Hong
                         Kong)

Nominee                   Principal Occupation                       Age
-------                   --------------------                       ---
Ian Robinson    Chairman of the board of directors and                62
                independent management consultant

James Pratt     Director of First Ecom.com and Deputy-Chairman        52
                of GSM Association

Marc Bruner     Director of First Ecom.com and Chairman of the        52
                Board of Gasco Energy, Inc.

Mart Bakal      Director of First Ecom.com, Chairman of the           50
                Board of Crimson Capital and founder of
                Millenium China Inc.


         Mr. Gregory Pek, 46, was a co-founder of First Ecom.com and has served on First Ecom.com's board of directors since March 1999. He was appointed Chairman of the Board in June 2000, relinquishing the role of CEO and President, which he had held since March 1999. He resumed the position of President and CEO in October 2000, and resigned as Chairman in November 2000. From March 1994 to February 1999, Mr. Pek was an Executive Director of David Resources Company Limited and Kong Tai International Holdings Company Limited, and from 1998 to February 1999 he was a director of Singapore Hong Kong Properties Investment Limited. Prior to taking residence in Hong Kong, Mr. Pek was a director and officer of a number of public companies in Canada. Mr. Pek has broad business experience in manufacturing, marketing, finance, regulatory issues (in the United States, Canada, and Hong Kong), and acquisitions.

         Mr. Ken Telford, 52, has been First Ecom.com's Chief Financial Officer and Secretary since June 2000. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Sadovnick Telford + Skov, Chartered Accountants in Canada and Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1994. Mr. Telford was previously also an audit partner in the international accounting firm Touche Ross & Co. (now Deloitte & Touche LLP) as well as Chief Operating Officer and Chief Financial Officer of an automotive rental company. Mr. Telford has advised numerous companies, operating in both North America and the Asia Pacific region, on a broad range of financial and business matters including the financial management requirements of U.S. publicly listed companies.

         Mr. Ravi Daswani, 34, was a co-founder of First Ecom.com and has served as the Chief Operating Officer and member of the board of directors since March 1999. Mr. Daswani retired as Chief Operating Officer of First Ecom.com in August 2001 to pursue other business interests. From December 1997 to February 1999, Mr. Daswani was the Managing Director of Asia Internet Limited, a Hong Kong ISP and one of the reputable system integration companies in Hong Kong. On March 31, 2000, First Ecom.com purchased the entire issued share capital of Asia Internet. During his tenure with Asia Internet, Mr. Daswani helped establish Sing Web Pte. Ltd., a Singapore based IPP. For more than three years before December 1997, he was the managing director of a wholesale and retail apparel business. He has established international operations trading in dry goods, consumer electronics, apparel, and internet services in Africa, Latin America, and Asia.

         Mr. Douglas Moore, 43, has been a member of the board of directors since October 1999. Mr. Moore is the Chief Executive Officer and executive director of Henderson Cyber Limited, the high technology subsidiary of the Henderson Group, which comprises Henderson Land Development Company Limited and its subsidiaries. Mr. Moore is also the Head of Strategic Planning of Henderson Land. Mr. Moore is also a non-executive director of Blu Spa, a botanical beauty product company. From 1994 until April 2000 Mr. Moore was the head of the Hong Kong Market of Credit Suisse and a director of Credit Suisse Investment Advisory (Hong Kong) Limited. Prior to 1994 Mr. Moore practiced international and Canadian taxation law with the Hong Kong and Toronto offices of McMillan, Binch, a major Canadian law firm.

         Mr. Ian Robinson, 62, has served on First Ecom.com's board of directors since February 2000 and was appointed Vice-Chairman of the Board on November 29, 2000 and Chairman in January 2001. Mr. Robinson has 45 years of experience as a professional accountant and was a Senior Partner with Ernst and Young, one of the largest international accounting firms. He has been based in Hong Kong with Ernst and Young since 1980, servicing the Asian region, and has had experience in major countries around the world. Mr. Robinson has specialized in corporate rescue, restructuring, insolvency, investigation, business valuation and trouble shooting generally. He also holds a number of directorships including being a member of the Supervisory Board and member of the Executive Committee of the Hong Kong Housing Society.

          Mr. James Pratt, 52, was appointed to First Ecom.com's board of directors in June 2000. Mr. Pratt is the Deputy Chairman of the GSM Association. Mr. Pratt was previously Managing Director of Asia Wireless, a division of Telstra International, Telstra Corporation of Australia where he oversaw all of Telstra Group's wireless operations and investments throughout the Asia Pacific Region. Mr. Pratt was formerly Chief Executive Officer of Peoples Phone in Hong Kong since 1996. Prior to this he was general manager of the telecommunications division of Mitsubishi Electric Australia. Mr. Pratt has more than 30 years of international management experience in the Asia Pacific telecommunications industry.

         Mr. Marc Bruner, 52, was appointed to First Ecom.com's board of directors in July 2001. Mr. Bruner is Chairman of the Board of Gasco Energy, Inc., an OTCBB listed natural gas company in which First Ecom.com owns preferred stock convertible into an approximately 26% interest in Gasco, and founder in 1998 of Pannonian Energy Inc. which merged with Gasco in 2001. Previously, from 1996 to 1998, Mr. Bruner was the founding Chairman of Ultra Petroleum, a TSE and AMEX listed natural gas company. Mr. Bruner was a founder in 1998 of Pennaco Energy, Inc., a coal bed methane company, and in 1996 of RIS Resources International, a natural gas company.

         Mr. Mart Bakal, 50, was appointed to First Ecom.com's board of directors in October 2001. Mr. Bakal trained as a lawyer, practicing in Canada from the late 1970's to 1983 before moving to the United States where he taught at both Harvard Law School and Harvard Graduate School of Business. Since the early 1980's Mr. Bakal has been in the investment banking business initially with Bear Stearns and later as a partner at Drexel Burnham Lambert. Mr. Bakal founded Crimson Capital in 1991 in order to help develop the business opportunities in the transitional economies of communist countries and was initially contracted by the U.S.

Government to assist the Government of the Czech Republic in privatizing its state owned businesses. While at Crimson Capital, Mr. Bakal has assisted over 600 enterprises in eastern Europe. Recently Mr. Bakal founded Millenium China Inc. to privatize PRC state owned enterprises.

Committees of The Board Of Directors

       The Audit Committee

       The board established an Audit Committee in February 2000. The Audit Committee consists of Ian Robinson, Douglas Moore and James Pratt. The Audit Committee is responsible for (i) reviewing the scope of and the fees for the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. Each of the members of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the NASD listing standards. The board has adopted a written charter for the Audit Committee which we refer to as "Terms of Reference," a copy of which is annexed to this proxy statement as Annex A.

       Report of Audit Committee

       The Audit Committee reviewed and discussed First Ecom.com's audited financial statements as of and for the year ended December 31, 2000 with management, and discussed with First Ecom.com's independent auditors at that time the matters required to be discussed by SAS 61. The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based upon the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in First Ecom.com's 2000 Annual Report on Form 10-K.

                               The Audit Committee

                               Ian Robinson
                               Douglas Moore
                               James Pratt

       The Compensation Committee

First Ecom.com established a Compensation Committee in February 2000. The Compensation Committee is responsible for (i) approving compensation of the Chief Executive Officer and (ii) granting stock options to employees. The Compensation Committee consists of Douglas Moore, James Pratt and Ian Robinson.

       Compensation Committee Report on Executive Compensation

       First Ecom.com offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Through broad-based employee ownership of First Ecom.com's common stock, First Ecom.com seeks to align employee financial interests with long-term stockholder value.

       Executive officers receive total compensation packages in line with their responsibilities and expertise. First Ecom.com believes that the majority of an executive's compensation should be closely tied to overall performance of First Ecom.com. Accordingly, base salaries for executive officers in most cases are relatively competitive, but are accompanied by significant stock option grants.

       Base Salaries.

       Salaries for First Ecom.com's executive officers are based on the executive's contribution to First Ecom.com performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be competitive with those paid by competitors in the electronic commerce and internet industries. These base salaries are combined with stock option grants, so that a good portion of the executive's pay is tied to First Ecom.com performance. First Ecom.com did not utilize salary surveys for executive officers in 2000.

       Stock-Based Compensation.

First Ecom.com seeks to align the long-term interests of its executive officers with those of its stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins First Ecom.com or is promoted to executive officer. Grant sizes are determined based on various subjective factors, primarily related to the individual's anticipated contributions to First Ecom.com's success. First Ecom.com intends to grant additional stock options to executive officers from time-to-time based on performance and potential.

       Replacement Option Grants

On August 29, 2000, the named executive officers set forth below rescinded options to purchase First Ecom.com common stock, and First Ecom.com reissued a like number of new options having five-year terms and exercise prices equal to the then-fair value of the stock (which were lower than the exercise prices of the options rescinded). The Compensation Committee felt replacing the options for the named executive officers set forth in the table below with options having a lower exercise price was warranted to provide the desirable long-term incentive to such named executive officers and to align their interests with those of the stockholders.

---------------------------------------------------------------------------------------------------------------

                             NUMBER OF
                             SHARES OF                                                           LENGTH OF
                               STOCK          MARKET PRICE        EXERCISE                      OPTION TERM
                            UNDERLYING         OF STOCK AT        PRICE AT          NEW         REMAINING AT
                              OPTIONS           TIME OF            TIME OF        EXERCISE         DATE OF
Name and Position            REPLACED         REPLACEMENT        REPLACEMENT        PRICE       REPLACEMENT
---------------------------------------------------------------------------------------------------------------
Gregory M. Pek,                50,000            $5.91              $7.65          $5.05           46 months
President and Chief           100,000            $5.91              $9.90          $5.05           56 months
Executive Officer

---------------------------------------------------------------------------------------------------------------
Ravi Daswani, former           50,000            $5.91              $7.65          $5.05           46 months
Chief Operating Officer/1/    100,000            $5.91              $9.90          $5.05           56 months

---------------------------------------------------------------------------------------------------------------
Harold Hutton, former         170,000            $5.91              $9.90          $5.05           56 months
Chief Executive Officer/2/
---------------------------------------------------------------------------------------------------------------

_____________________________________

/1/  Resigned August 2001.
/2/  Resigned November 2000.


       Chief Executive Officer Compensation.

       Mr. Pek received USD 238,172 in cash compensation from First Ecom.com during 2000. Mr. Pek's compensation was competitive with what may have been paid to an individual with similar responsibilities in a similar industry.

       Ongoing Review.

       The Compensation Committee will evaluate First Ecom.com's compensation policies on an ongoing basis to determine whether they enable First Ecom.com to attract, retain and motivate key personnel. To meet these objectives, First Ecom.com may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

       Section 162(m).

       Compensation payments in excess of USD 1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for First Ecom.com under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2002 to its Chief Executive Officer or any other executive officer to be in excess of USD 1 million. First Ecom.com intends to maintain qualification of its 1999 Stock Option Plan for the performance-based exception to the USD 1 million limitation on deductibility of compensation payments.

                           The Compensation Committee

                           Ian Robinson
                           Douglas Moore
                           James Pratt

       The Nominating Committee

       First Ecom.com does not have a nominating committee of the board of directors. The nominees for election as directors at the meeting were selected by the board of directors of First Ecom.com.

Director Compensation

       Directors who are employees of First Ecom.com receive no additional compensation for service on the board of directors or any committee of the board. Commencing April 1, 2001, First Ecom.com remunerates its directors who are not employees of First Ecom.com HK $20,000 (approximately USD 2,564) per quarter and the Chairman HK $35,000 (approximately USD 4,487) per month. Eric Pinkney, who served as a director of First Ecom.com from November 29, 2000 until June 25, 2001, received consulting fees of USD 10,000 per month from December 2000 through February 2001. New directors who were not full-time employees during the 2000 fiscal year, with the exception of Eric Pinkney who received no stock options, each received 50,000 options, each of which is exercisable for one share of First Ecom.com common stock at an exercise price of USD 5.05. Vesting will occur with respect to 25,000 of such options after 12 months and the remaining 25,000 of such options after 24 months.

Meetings of the Board and Committees

       During the fiscal year ended December 31, 2000 the board held seven meetings with the remaining board action taken by unanimous consent of the directors. Each of the Audit Committee and Compensation Committee held three meetings during the fiscal year ended December 31, 2000. During the fiscal year ended December 31, 2000, all incumbent directors attended 75% or more of the meetings of the board and the committees on which they served.

Summary Compensation Table

       The following summary compensation table sets forth the cash compensation earned for 2000, by each named executive officer. First Ecom.com paid no compensation to any employee in 1997 or 1998.

-------------------------------------------------------------------------------------------------------------
                                                                                       Long Term
                                                                                  Compensation Awards
                                                                                  -------------------
                                                                Salary           Shares of Common Stock
Name and Principal Position                       Year           (USD)             Underlying Options
-------------------------------------------------------------------------------------------------------------
Gregory Pek                                       2000          238,172               100,000
President &                                       1999          167,742               100,000
Chief Executive Officer

-------------------------------------------------------------------------------------------------------------
Ravi Daswani                                      2000          238,172               100,000
Former Executive Vice President,                  1999          167,742               100,000
co-Chief Executive Officer and Chief
Operating Officer/1/

-------------------------------------------------------------------------------------------------------------
Harold Hutton
President & Chief Executive Officer/2/            2000         201,718                170,000

-------------------------------------------------------------------------------------------------------------

__________________________________

/1/  Resigned August 2001.
/2/  Resigned November 2000.

Employment Agreements

       Gregory Pek. We entered into an employment agreement with Gregory Pek, our President and Chief Executive Officer, the term of which commenced in January 1999. This agreement provided that First Ecom.com would pay Mr. Pek a monthly salary of HK $100,000 (approximately USD 12,820) plus an additional month's salary per calendar year of service as a year-end payment. In January 2000 Mr. Pek's monthly salary was increased to HK $150,000 (approximately USD 19,230); however, in December 2000 Mr. Pek agreed to have his monthly salary reduced to HK $100,000 (approximately USD 12,820). We entered into new six-month employment agreements with Mr. Pek covering the period from March 1, 2001 to August 31, 2001. During this period, Mr. Pek's aggregate monthly salary was HK $165,000 (approximately USD 21,150) plus an additional lump-sum payment equal to four months' salary was paid to Mr. Pek in August 2001. In August 2001 we entered into new one-year employment agreements with Mr. Pek that provide for an aggregate monthly salary of HK $165,000 (approximately USD 21,150) plus an additional month's salary per calendar year of service as a year-end payment. These agreements will terminate on August 31, 2002 unless we choose to extend the terms of such agreements. If we do not choose to extend the terms of such agreements, the agreements provide that we must pay a termination payment to Mr. Pek in August 2002 equal to three months' salary.

       Ravi Daswani. We entered into an employment agreement with Ravi Daswani, who served as our Senior Vice President and Chief Operating Officer until his resignation in August 2001, the term of which commenced in January 1999. This agreement provided that First Ecom.com would pay Mr. Daswani a monthly salary of HK $100,000 (approximately USD 12,820) plus an additional month's salary per calendar year of service as a year-end payment. In January 2000 Mr. Daswani's monthly salary was increased to HK $150,000 (approximately USD 19,230); however, in December 2000 Mr. Daswani agreed to have his monthly salary reduced to HK $100,000 (approximately USD 12,820). We entered into a new six-month employment agreement with Mr. Daswani covering the period from March 1, 2001 to August 31, 2001. Under this agreement, we paid Mr. Daswani (i) a monthly salary of HK $150,000 (approximately USD 19,230), (ii) an additional lump-sum payment equal to four months' salary on August 31, 2001 and (iii) a prorated portion of one month's salary, equal to HK $100,000 (approximately USD 12,820), on August 31, 2001.

       Kenneth Telford. We entered into employment agreements with Kenneth Telford, our Chief Financial Officer, the terms of which commenced in March 2001. Pursuant to these agreements, First Ecom.com paid Mr. Telford an aggregate monthly salary of HK $165,000 (approximately USD 21,250), for the period from March 1, 2001 through September 30, 2001, issued Mr. Telford warrants to purchase 50,000 shares of First Ecom.com common stock at an exercise price of USD 1.25 per share and paid Mr. Telford an additional lump-sum payment in August 2001 equal to four months' salary. The agreements also provided for an additional month's salary per calendar year of service as a year-end payment. In August 2001 we entered into new one-year employment agreements with Mr. Telford that provide for an aggregate monthly salary of HK $165,000 (approximately USD 21,250) plus an additional month's salary per calendar year of service as a year-end payment. This agreement will terminate on August 31, 2002 unless we choose to extend the term of the agreement. If we do not choose to extend the term of the agreement, the agreement provides that we must pay a termination payment to Mr. Telford in August 2002 equal to three months' salary.

Option Grants In Last Fiscal Year

       The following table presents information concerning individual grants of options to purchase common stock made during the fiscal year ended December 31, 2000 to each of the named executive officers.

------------------------------------------------------------------------------------------------------------------------

                       Number of
                       Shares of     Percentage of                                       Potential Realizable Value At
                     Common Stock    Total Options                                        Assumed Annual Rate of Stock
                      Underlying      Granted to     Exercise of                         Price Appreciation For Option
                        Options      Employees in     Base Price                                      Term
       Name           Granted/1,2/     Fiscal Year       (USD)        Expiration Date                 (USD)
------------------------------------------------------------------------------------------------------------------------

                                                                                             5%              10%
                                                                                             --              ---
Gregory Pek/2/          150,000             6.6%         5.05        August 29, 2005       373,924         670,217


Ravi Daswani/2/         150,000             6.6%         5.05        August 29, 2005       373,924         670,217


Harold Hutton/3/        170,000             9.4%         5.05        August 29, 2005       423,780         759,579


------------------------------------------------------------------------------------------------------------------------

_______________________________

/1/  All of the options granted are subject to the following vesting schedule:
     50% at 12 months from grant; 50% at 24 months from grant.
/2/ 50,000 of these options represent options granted in 1999 which were rescinded on August 29, 2000 and replaced with 50,000 new options with an exercise price of USD 5.05.
/3/  Resigned November 29, 2000

   Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End Option
                                     Values

     The following table sets forth the value of unexercised options to purchase common stock for each named executive officer on December 31, 2000. No options were exercised by the named executive officers during 2000.

-------------------------------------------------------------------------------
                      Number of Securities            Value of Unexercised
Name             Underlying Unexercised Options      In-the-Money Options/1/
----             ------------------------------      -----------------------
                  Exercisable     Unexercisable   Exercisable     Unexercisable
                  -----------     -------------   -----------     -------------

Gregory Pek          50,000          150,000           0                0

Ravi Daswani         50,000          150,000           0                0

Harold Hutton/2/          0                0           0                0

-------------------------------------------------------------------------------

____________________

/1/   Based on a December 31, 2000 closing price of USD 0.75 share.
/2/   Resigned November 29, 2000

Stock Performance Graph

The following graph provides a comparison of the performance of First Ecom.com's common stock for the 2000 year, against the performance of the Technology and NASDAQ indices during the same period. The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that First Ecom.com specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                    [GRAPHIC]

         Date              FECC          Nasdaq          IIX
             7-Jan-00          9.06        3,966.11       549.73
            14-Jan-00          8.75        4,064.27       555.27
            21-Jan-00          8.31        4,235.40       587.23
            28-Jan-00          9.75        3,887.07       520.99
             4-Feb-00         14.00        4,572.83       575.85
            11-Feb-00         14.88        3,429.02       595.60
            18-Feb-00         29.00        4,411.74       587.22
            25-Feb-00         30.00        4,590.50       618.57
             3-Mar-00         29.18        4,914.79       658.96
            10-Mar-00         26.75        3,455.83       674.77
            17-Mar-00         26.00        4,798.13       645.93
            24-Mar-00         26.22        4,963.03       680.97
            31-Mar-00         25.09        4,572.83       621.48
             7-Apr-00         20.00        3,991.93       605.71
            14-Apr-00         13.50        3,321.29       435.52
            21-Apr-00         13.25        3,643.88       486.60
            28-Apr-00         13.38        3,860.66       512.27
             5-May-00         16.25        3,816.82       501.89
            12-May-00         14.03        2,889.80       458.87
            19-May-00         13.38        3,390.40       433.53
            26-May-00         12.00        3,205.11       398.21
             2-Jun-00         13.50        4,244.14       490.27
             9-Jun-00         11.50        4,013.34       495.61
            16-Jun-00         11.48        3,860.56       481.50
            23-Jun-00         10.44        3,845.34       476.19
            30-Jun-00          9.84        3,966.11       495.32
             7-Jul-00          9.13        4,023.20       496.24
            14-Jul-00          8.94        4,246.18       542.95
            21-Jul-00          8.50        4,094.45       531.22
            28-Jul-00          8.00        3,663.00       472.23
             4-Aug-00          6.72        3,787.36       497.17
            11-Aug-00          5.25        3,789.47       490.79
            18-Aug-00          5.09        3,930.34       515.92
            25-Aug-00          5.06        4,042.68       544.86
             1-Sep-00          8.38        4,234.33       559.73
             8-Sep-00          7.19        3,978.41       526.52
            15-Sep-00          6.38        3,835.23       518.70
            22-Sep-00          5.50        3,803.76       526.53
            29-Sep-00          4.34        3,672.82       502.55
             6-Oct-00          3.28        3,361.01       467.54
            13-Oct-00          3.00        3,316.77       452.38
            20-Oct-00          2.63        3,483.14       464.33
            27-Oct-00          3.25        3,278.36       426.22
             3-Nov-00          3.03        3,451.58       462.81
            10-Nov-00          2.88        3,028.99       391.19
            17-Nov-00          2.03        3,027.19       385.32
            24-Nov-00          1.50        2,904.38       353.32
             1-Dec-00          1.38        2,645.29       323.07
             8-Dec-00          1.44        2,917.43       373.46
            15-Dec-00          1.31        2,653.27       333.91
            22-Dec-00          1.00        2,517.02       292.92
            29-Dec-00          0.75        2,470.52       279.60

Certain Relationships And Related Transactions

     First Ecom.com had the following related party transactions during the 2000 fiscal year.

     Asia Internet Limited, of which Mr. Daswani was a director and shareholder, received USD 91,871 from First Ecom.com for providing technical support, system maintenance and other professional services for First Ecom.com during the period from January 1, 2000 to March 31, 2000. On March 31, 2000, First Ecom.com purchased the entire issued share capital of Asia Internet Limited for consideration consisting of USD 1.2 million cash and 24,870 shares of First Ecom.com.

     On March 6, 2000, Mr. Moore purchased 200,000 newly issued units from First Ecom.com for USD 1,900,000, or USD 9.50 per unit. Each unit consisted of one share of First Ecom.com common stock and a warrant to purchase one-third of a share of common stock for USD 11.40. The last sale price of the common stock on the date of purchase was USD 29.25 per share. Mr. Moore's purchases were part of an issuance of 3,228,500 units by First Ecom.com to 15 investors at the same price on the same date.

     Mr. Ermanno Pascutto, a director of First Ecom.com until January 2001, was, until June 2000, a partner in a firm of solicitors to which First Ecom.com has paid legal fees in the ordinary course of its business. The amount charged by the firm during the year ended December 31, 2000 was USD 373,497. First Ecom.com paid Mr. Pascutto fees totaling USD 106,153 for consulting services performed by Mr. Pascutto during the period from June 15, 2000 through December 31, 2000.

              PROPOSAL #2 - RATIFICATION OF APPOINTMENT OF AUDITORS

     The board of directors of First Ecom.com has selected the firm of Deloitte Touche Tohmatsu to serve as its independent auditors for the year ended December 31, 2001. While the ratification of the selection of Deloitte Touche Tohmatsu as First Ecom.com's independent public accountants is not required to be submitted for stockholder approval, the board has elected, as a matter of policy, to seek ratification of its selection by the affirmative vote of at least 10% of the shares represented and voting at the meeting. If the stockholders fail to ratify the selection of Deloitte Touche Tohmatsu, the board will reconsider the matter.

     Notwithstanding the ratification by the stockholders of the appointment of Deloitte Touche Tohmatsu, the board of directors may, if the circumstances dictate, appoint other independent accountants.

     The board of directors unanimously recommends that the stockholders vote for the ratification of Deloitte Touche Tohmatsu to serve as First Ecom.com's independent auditors for the fiscal year ending December 31, 2001.

     Representatives of Deloitte Touche Tohmatsu will attend the annual meeting, will have the opportunity to make a statement should they wish to do so and will be available to respond to appropriate questions.

     Deloitte Touche Tohmatsu was confirmed as First Ecom.com's independent accountants by the shareholders at the 2000 annual meeting held January 19, 2001. Deloitte Touche Tohmatsu expressed an unqualified opinion on First Ecom.com's financial statements for the year ended December 31, 2000 and for the period from September 16, 1998 (date of inception) to December 31, 2000 on March 9, 2001.

Audit Fees

     The aggregate fees paid to Deloitte Touche Tohmatsu for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year, are estimated to be USD 75,000.

                                   PROPOSAL #3
                 AMEND ARTICLES OF INCORPORATION TO CHANGE NAME

     The board of directors has announced that First Ecom.com has entered the oil and gas development and exploitation business and as such believes that First Ecom.com should change its name to "Brek Energy Corporation" to better reflect First Ecom.com's new business. The proposed name change is reflected in Article One of the form of Amended and Restated Articles of Incorporation which is annexed to this proxy statement as Annex B.

     The board of directors unanimously recommends that the stockholders vote to change the name of First Ecom.com to "Brek Energy Corporation".

                                   PROPOSAL #4
             AMEND ARTICLES OF INCORPORATION TO AUTHORIZE ADDITIONAL
                             SHARES OF COMMON STOCK

     First Ecom.com's Articles of Incorporation currently authorize the issuance of up to 200,000,000 shares of common stock. The board of directors has approved, subject to approval by First Ecom.com's stockholders, an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock to 300,000,000. The purpose of the proposed increase is to make additional shares of common stock available for issuance from time to time as and when the board of directors deems it advisable. The proposed increase is reflected in Article Three of the form of Amended and Restated Articles of Incorporation which is annexed to this proxy statement as Annex B.

     The additional shares of common stock, if so authorized, could be issued at the discretion of the board of directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, future financings and other corporate purposes. The additional shares of common stock could also be used to permit a stock split or a stock dividend, or to render more difficult or prevent a merger, tender offer, proxy contest or other change in control of First Ecom.com. Such shares will only be issued upon a determination by the board of directors that a proposed issuance is in the best interests of First Ecom.com and its stockholders.

     First Ecom.com's common shares do not have preemptive rights. No change in total stockholder equity would result from the proposed increase of the number of authorized shares of common stock; however, any future issuance of such additional shares of common stock could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of common stock, and have other similar dilutive effects on the currently issued and outstanding shares of common stock.

     The board of directors unanimously recommends that the stockholders vote to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000.

                                   Proposal #5
              APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK

     First Ecom.com's Articles of Incorporation currently authorizes only one class of capital stock - shares of First Ecom.com common stock. The board of directors has approved, subject to approval by First Ecom.com's stockholders, an amendment to the Articles of Incorporation to create a class of preferred stock initially consisting of 50,000,000 shares, which shares may be designated and issued in one or more series with rights, preferences and privileges determined by the board of directors. Such proposed class of preferred stock is reflected in Article Three of the form of Amended and Restated Articles of Incorporation which is annexed to this proxy statement as Annex B.

     We cannot state or estimate at the present time the terms of the preferred stock we propose be authorized because the First Ecom.com board does not contemplate any offering of such preferred stock in the near future, although the board will not seek further authorization by the stockholders in the event there is any issuance of such preferred stock by the board.

     The terms of the preferred stock to be authorized, including dividend rates, conversion rights, voting rights, redemption prices, maturity dates, designations, preferences, limitations, restrictions and other similar matters will be determined by the board at a later date, without the vote or approval of the stockholders. Any future issuance of the preferred stock to be authorized could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of First Ecom.com common stock, and have other similar dilutive effects on the currently issued and outstanding shares of common stock. Such preferred stock will only be issued upon a determination by the board that a proposed issuance is in the best interests of First Ecom.com and its stockholders.

     The purpose of authorizing the shares of preferred stock is to make an additional class of shares apart from the shares of common stock available for issuance should the board ever deem such an issuance to be advisable. The board believes that the availability of authorized but unissued shares of preferred stock can be of considerable value by providing an alternative form of consideration in connection with the raising of capital or the acquisition of other businesses through the issuance of securities by First Ecom.com, the terms and characteristics of which can be determined by the board at the time of the actual issuance based on market conditions and to meet other circumstances existing at such time.

     The shares of preferred stock to be authorized could also be used to implement a stockholder rights plan, or issued in order to defeat a hostile takeover attempt. Any such stockholder rights plan would likely contain provisions that would allow First Ecom.com's stockholders (other than an acquiring person who has not been approved by the First Ecom.com board) to obtain either First Ecom.com shares or shares of the acquiring person at a substantial discount from the market price of such shares. In addition, if First Ecom.com were to become the target of a hostile takeover attempt, First Ecom.com could try to prevent the takeover by issuing shares of preferred stock, the effect of which would be to reduce the voting power of the then issued and outstanding shares of common stock and increase the cost of the takeover. The adoption of a stockholder rights plan or the issuance of shares of preferred stock could make it more difficult for any person to obtain control of First Ecom.com through a merger, tender offer, proxy contest or other means, which could potentially inhibit stockholders from realizing a higher share price for their stock than that which would be available in the public markets. However, the board believes that such measures would have the effect of (i) deterring those transactions in First Ecom.com's common stock that could lead to a "creeping" takeover of First Ecom.com without the payment of a control premium,
(ii) encouraging prospective acquirors to negotiate with the board and (iii) maximizing stockholder value in the event of a sale of First Ecom.com. The board has no knowledge of any current, threatened or contemplated attempt to take over the control of First Ecom.com.

The board of directors unanimously recommends that the stockholders vote to approve the amendment to the Articles of Incorporation to authorize the issuance of 50,000,000 shares of preferred stock in one or more series.

                                   PROPOSAL #6
             APPROVAL OF ADOPTION OF 2001 STOCK OPTION/WARRANT PLAN

     The board of directors has approved, subject to approval by First Ecom.com's stockholders, the First Ecom.com 2001 Stock Option/Warrant Plan the form of which is annexed to this proxy statement as Annex C. Under the 2001 Stock Option/Warrant Plan First Ecom.com may grant to officers, key employees, consultants and directors of First Ecom.com warrants and options, exercisable for up to an aggregate of five million shares of First Ecom.com common stock, with exercise prices, vesting terms and expiration dates to be determined by the board of directors. The exercise price of an option or warrant granted under the 2001 Stock Option/Warrant Plan will not be less than the price of a share of First Ecom.com common stock on the date such option or warrant is granted. If the 2001 Stock Option/Warrant Plan receives stockholder approval, it will remain effective until October 31, 2011. The purpose of the 2001 Stock Option/Warrant Plan is to assist us in encouraging the continued employment or service of officers, key employees, consultants and directors by offering them a greater stake in First Ecom.com's success and a closer identity with First Ecom.com, and to aid in attracting individuals whose employment or services would be helpful to First Ecom.com and would contribute to its success.

The board of directors unanimously recommends that the stockholders vote to approve the adoption of the First Ecom.com 2001 Stock Option/Warrant Plan.

                                  OTHER MATTERS

     The board of directors knows of no business other than the matters set forth in this proxy statement which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                       STOCKHOLDER PROPOSALS FOR NEXT YEAR

     Any stockholder proposal for the annual meeting to be held in 2003 must be sent to the Secretary at First Ecom.com's principal executive office. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement is August 10, 2002. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is October 24, 2002.

                               DISSENTERS' RIGHTS

     Stockholders of First Ecom.com will have no dissenters' or appraisal rights with respect to any of the proposals to be voted upon at the annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-ten-percent beneficial owners file reports of their ownership and changes in ownership of First Ecom.com stock on Forms 3, 4 and 5 with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of reports furnished to us and certain written representations, during the fiscal year ended December 31, 2000 all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with.

                             ADDITIONAL INFORMATION

     All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of directors and officers of First Ecom.com and their relationship and transactions with First Ecom.com is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of First Ecom.com's common stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

     The annual report of First Ecom.com on Form 10-K for the year ended December 31, 2000, which includes financial statements and accompanies this proxy statement, is being mailed to the stockholders together with this proxy statement, but such annual report is not incorporated in this proxy statement and is not deemed to be part of the proxy solicitation material.

     A copy of the exhibits to the annual report will be furnished to any stockholder upon written request and payment of a nominal fee.

                                                                         ANNEX A

                      Audit Committee - Terms Of Reference

I.   Statement of Policy

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community:

     . Relating to corporate accounting, internal controls, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

     . Helping to insure the independence of the Company's independent auditors, the integrity of management and the adequacy of disclosure to shareholders.

In so doing, it shall be the policy of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditors, the internal auditors and the financial management of the Company.

II.  Organization

     A. Members. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Audit Committee members shall be selected by majority vote of the Board of Directors, and the Committee shall be composed of not less than three independent directors. In addition, the Board of Directors shall designate a Chairman and non-voting Secretary of the Committee.

     B. Meetings. The Audit Committee shall meet as required to discharge its responsibilities. The Committee shall, when desirable, request that members of management, internal auditors and representatives of the independent auditors be present at the meeting of the Committee.

     C. Minutes. The Secretary shall prepare minutes for all meetings of the Audit Committee to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved at a subsequent meeting of the Committee.

III.  Delineation of Responsibilities

In fulfilling the responsibilities of the Audit Committee, the Audit Committee shall periodically:

      1. Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company, its divisions, subsidiaries and employee benefit plans.

      2. Review the fees charged by the independent auditors for both audit and non-audit services.

      3. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit strategy to be employed.

      4. Review with the independent auditors, internal auditors and financial management, the process utilized to manage those risks and exposures which could have a material effect on the Company's financial statements.

      5. Review with the independent auditors, internal auditors and with the Company's financial and accounting personnel the adequacy and effectiveness of the internal controls of the Company, including the adequacy and effectiveness of controls in the international markets. Particular emphasis should be given to the adequacy of such internal controls to prevent or expose any payments, transactions or procedures which might be deemed illegal or otherwise improper.

      6. Review the internal audit function of the Company, including the proposed programs for the coming year, the coordination of such programs with the independent auditors and the results of the internal auditors' recent activities. Particular attention should be given to maintaining the best possible effective balance between independent and internal auditing resources.

      7. Review a summarization of the Company's dealings with directors, firms which employ directors, and relatives of directors.

      8. On a timely basis, review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or new adoptions of accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.

      9. Review with management and the independent auditors the results of the annual audit, including all matters required to be communicated by the auditors under generally accepted auditing standards, as well as the annual financial statements and Form 10-K for adequacy of disclosure and content.

      10. Report the results of the annual audit to the Board of Directors. If requested by the Board, the Audit Committee or the independent auditors, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer other Director's questions.

      11. Review the independent auditors' management letter and recommendations, and management's response.

      12. Insure that sufficient opportunity exists for the members of the Audit Committee to meet with the independent auditors without members of management present and with members of management without the independent auditors present.

      13. Meet with the General Counsel of the Company and other appropriate legal officers of the Company, to review legal affairs of the Company.

      14. Review the Committee's charter and operations.

In carrying out its responsibilities, the Audit Committee believes that its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

IV.   Reporting

The Audit Committee shall report to the Board of Directors any significant matters as promptly as possible, but in any event, no later than the next following regularly scheduled meeting of the Board of Directors.



Approved by the Board of Directors on February 1, 2000

                                                                         ANNEX B

                                     FORM OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             BREK ENERGY CORPORATION

        The undersigned hereby adopts the following Restated Articles of
                                 Incorporation:

                               ARTICLE ONE [NAME].

         The name of the corporation is:  BREK ENERGY COPORATION



                             ARTICLE TWO [PURPOSES].

         The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

                         (B) [OMNIBUS]. To have to exercise all the powers now
or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                         (C) [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct
and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

                         (D) [PURPOSES TO BE CONSTRUED AS POWERS]. The purpose
specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                         ARTICLE THREE [CAPITAL STOCK].

         The corporation shall have authority to issue an aggregate of Three Hundred Million (300,000,000) shares of common stock, PAR VALUE ONE MILL ($0.001) per share (the "Common Stock"), and FIFTY Million (50,000,000) shares of preferred stock (the "Preferred Stock", and together with the Common Stock, the "Capital Stock")). The Board of Directors is authorized, subject to the limitations prescribed by law, to provide for the issuance of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The holders of shares of Capital Stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

         The corporation's Capital Stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

         The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.


                            ARTICLE FOUR [DIRECTORS].

         The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person.


                       ARTICLE FIVE [ASSESSMENT OF STOCK]

         The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.


                       ARTICLE SIX [PERIOD OF EXISTENCE].

         The period of existence of the corporation shall be perpetual.

                            ARTICLE SEVEN [BY-LAWS].

         The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

                     ARTICLE EIGHT [STOCKHOLDERS' MEETINGS].

         Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

                    ARTICLE NINE [CONTRACTS OF CORPORATION].

         No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

               ARTICLE TEN [LIABILITY OF DIRECTORS AND OFFICERS].

         No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Ten shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

         IN WITNESS WHEREOF, the undersigned, has executed these Amended and Restated Articles of Incorporation this __ day of _________, 2002.

                                            Name:_______________________________
                                            Title: _____________________________

                                     ANNEX C

                              FIRST ECOM.COM, INC.

                         2001 STOCK OPTION/WARRANT PLAN

1. PURPOSE OF PLAN

The purpose of this 2001 Stock Option/Warrant Plan (the "Plan") is to assist First Ecom.com, Inc. (the "Company") and any subsidiaries established from time to time (together with the Company, the "Companies") in encouraging the continued employment or service of officers, key employees, consultants and directors by offering them a greater stake in the Companies' success and a closer identity with the Companies, and to aid in attracting individuals whose employment or services would be helpful to the Companies and would contribute to their success.

2. DEFINITIONS

(a) "Board" means the board of directors of the Company.

(b) "Committee" means the committee described in Paragraph 5.

(c) "Date of Grant" means the date on which an Option is granted.

(d) "Exercise Price" means the price per Share that an Optionee must pay in order to exercise an Option.

(e) "Option" means any right granted under the Plan as described in Paragraph 3.

(f) "Option Agreement" shall have the meaning set forth in Paragraph 7.

(g) Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(h) "Shares" means shares of Common Stock of the Company.

(i) "Value" means on any given date, the closing price of the Shares as reported by NASDAQ, or if listed on a national exchange, the closing price of the Shares on such exchange on such date, or, if not so reported or listed, the fair market value of the Shares as determined by the Company in good faith.

3. RIGHTS TO BE GRANTED

Rights that may be granted under the Plan are Options or Warrants to purchase Shares, which give the Optionee the right for a specified time period to purchase a specified number of Shares at a specified Exercise Price.

4. STOCK SUBJECT TO PLAN

The maximum number of Shares that may be issued upon exercise of Options granted under the Plan is Five Million (5,000,000) Shares, subject to adjustment pursuant to the provisions of Paragraph 9. If an Option terminates without having been exercised in whole or part, other Options may be granted covering the Shares as to which the Option was not exercised.

5. ADMINISTRATION OF PLAN

The grant of Options under this Plan shall be approved by the Board or a committee designated by the Board for such purpose(the "Committee"), to be composed solely of two or more Non-Employee Directors (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Rule")) who shall be appointed by and serve on such Committee at the pleasure of the Board of Directors. Any determination regarding the terms of such Options or any other determination regarding such Options shall be made by the Board or the Committee.

6. GRANTING OF OPTIONS

Subject to Section 7 hereof, the Company may, from time to time, designate: the officers, key employees, consultants and/or directors of any of the Companies to whom Options are be granted; the number of Shares covered by an Option; the relevant Exercise Price of an Option; the vesting provisions of an Option; and the term of an Option.

7. OPTIONS AGREEMENTS AND TERMS

Each Option shall be evidenced by an option agreement that shall be executed on behalf of the Company and by the Optionee ("Option Agreement"). The terms of each Option Agreement shall be consistent with the following:

(a) Exercise Price. The Exercise Price per Share shall not be less than the Value of a Share on the Date of Grant.

(b) Restriction on Transferability. Unless otherwise provided in the Option Agreement, (i) no Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Optionee, whether voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and any attempt to do so will cause such Option to be null and void, and (ii) during the lifetime of the Optionee, an Option shall be exercisable only by him or her and upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Option in accordance with the provisions of Paragraph 7(e).

(c) Payment; Cashless Exercise. Unless the Optionee elects the cashless exercise of an Option, full payment for Shares purchased upon the exercise of an Option shall be made in cash or by certified check, cashier's check or personal check. Any Option granted pursuant to this Plan may at the election of the Optionee at the time of exercise be exercised in a cashless transaction unless otherwise provided in the Option Agreement. If the Optionee elects a cashless exercise, then the Optionee shall not be required to pay the Exercise Price and the number of Shares issuable upon such exercise shall equal the excess of the aggregate Value on the date of exercise of the number of Shares that would have been issuable upon exercise of the Option if the Optionee had elected to pay the Exercise Price in cash over the aggregate Exercise Price for such shares, divided by the Value of a single Share on the date of exercise. Upon any exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, in cash or by certified check, cashier's check, personal check or through the Company's retention of Shares acquired by the Optionee upon the exercise, an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for Shares.

(d) Issuance of Certificates. Upon payment of the Exercise Price or cashless exercise , a certificate for the number of Shares shall be delivered to the Optionee by the Company. If listed on a national securities exchange, or reported on NASDAQ, the Company shall not be obligated to deliver any certificates for Shares until (A)(i) such Shares have been listed (or authorized for listing upon official notice of issuance) on each securities exchange upon which outstanding Shares of such class at the time are listed or (ii) if such outstanding Shares are quoted on NASDAQ, such Shares have been approved for quotation thereon and (B) there has been compliance with such laws or regulations as the Company may deem applicable. Without limiting the generality of the foregoing, the Company shall have no obligation to issue Shares upon any exercise of Options unless there is an effective registration statement with the Securities and Exchange Commission with respect to the Shares to be so issued, provided that it may elect to so issue Shares in its sole discretion. The Company shall use its reasonable efforts to effect such listing or reporting and compliance as promptly as practical.

(e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part for such time as may be stated in the Option Agreement.

(f) Date of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise is hand delivered or telecopied to the Company, attention: Secretary; provided that the Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option except in accordance with Section 7(c) and 7(d). Each such exercise shall be irrevocable when given. Each notice of exercise must state that cashless exercise is elected or include a statement as to the manner in which payment to the Company shall be made (cash, certified check, cashier's check or personal check).

8. RIGHTS AS STOCKHOLDERS

An Optionee shall have no rights as a stockholder with respect to any Shares covered by an Option until the later of the date of valid exercise of such Option an the date on which the conditions to issuance set forth in Sections 7(c) and 7(d) are satisfied.

9. CHANGES IN CAPITALIZATION

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights to all stockholders, or other similar corporate change, the Company shall make such adjustment in the aggregate number of Shares that may be issued under the Plan, and the number of Shares subject to, and the Exercise Price of, each then-outstanding Option, as it, in its sole and absolute discretion, deems appropriate.

10. MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

If during the term of any Options, the Company shall be merged into or consolidated with or otherwise combined with another person or entity, or substantially all of the property or stock of the Company is acquired by another person or entity, or there is a divisive reorganization, spin-off or liquidation or partial liquidation of the Company, the Company may choose to take no action with regard to the Options outstanding or to take any of the following courses of action:

(a) The Company may provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant Options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the Exercise Price shall not be greater than the excess of the Value of the Shares over the Exercise Price of the Options immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

(b) If the Board shall determine that such action is reasonable under the circumstances, it may give each Optionee the right, immediately prior to the consummation of such merger, consolidation, combination, acquisition, divisive reorganization, spin-off, liquidation or partial liquidation, to exercise his or her Options in whole or in part, without regard to any restrictions on the time of exercise otherwise imposed by Paragraph 7(e) of the Plan pr by the Option Agreement, or the Board may take such other action as it shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

11. PLAN NOT TO AFFECT EMPLOYMENT

Neither the Plan nor any Option granted thereunder shall confer upon any employee, officer, consultant or other agent, or director of any of the Companies any right to continue in the employment or service of any of the Companies.

12. INTERPRETATION

The Board or the Committee shall have the power to interpret the Plan and to adopt, amend and rescind rules for putting the Plan into effect and administering it. The administration, interpretation, construction and application of the Plan and any provisions thereof made by the Board or the Committee shall be final and binding on all Optionees and on any other persons eligible under the provisions of the Plan to participate therein. No member of the Board or Committee shall be liable for any action taken or for any determination made in good faith in connection with the administration, interpretation, construction or application of the Plan. It is intended that the Plan shall qualify for the exemption available under the Rule. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

13. AMENDMENTS

The Board may amend the Plan from time to time. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

14. SECURITIES LAWS

The Company shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing rules and regulations of the Securities and Exchange Commission.

15. EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective on the date the Plan is adopted by the Board, and, unless sooner terminated by the Board, shall expire on the date that is ten years after the date on which the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders, whichever is earlier ("Expiration Date"). No Option may be granted under the Plan following the Expiration Date.

16. GOVERNING LAW

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States applicable herein, without regard for choice of law principles.

By order of the Board of Directors of First Ecom.com, Inc.

                           First Ecom.com, Inc. Proxy

               solicited by the board of directors for the annual meeting of stockholders to be held January 29, 2002

     The undersigned hereby constitutes, appoints, and authorizes Gregory Pek and Ian Robinson, and each of them acting individually, as the true and lawful attorney and proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the common stock of First Ecom.com, Inc., a Nevada corporation, at the annual meeting of the stockholders to be held January 29, 2002, at Pacific Place Conference Centre, Annapurna Room, 88 Queensway, Hong Kong, SAR at 10:00 a.m. Hong Kong time, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated December 20, 2001, receipt of which is hereby acknowledged.

1.  Election of Directors (Page 5)                   For All    Withold from all
                                                       [ ]            [ ]

     For all nominees except:

2.  Ratification of Independent Auditors (page 17)
                                                     For  Against     Abstain
                                                     [ ]    [ ]         [ ]

3.  Name Change (page 18)                            For  Against     Abstain
                                                     [ ]    [ ]         [ ]

4.  Increase Authorized Common Stock (page 18)       For  Against     Abstain
                                                     [ ]    [ ]         [ ]

5.  Authorize Preferred Stock (page 19)              For  Against     Abstain
                                                     [ ]    [ ]         [ ]

6.  Approve Stock Option/Warrant Plan (page 20)      For  Against     Abstain
                                                     [ ]    [ ]         [ ]

     The proxy is authorized to vote upon any other business as may properly come before the annual meeting or any adjournment thereof.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and proxy may lawfully do by virtue hereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "for" proposals 1, 2, 3, 4, 5 and 6. This proxy confers discretionary authority in respect of matters not known or determined at the time of the mailing of the notice of the annual meeting of stockholders to the undersigned.

DATED: ______________________, 200_ NUMBER OF SHARES _________

________________________________________________________________________________
Signature(s) of Stockholder(s)


________________________________________________________________________________
Signature(s) of Stockholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint-tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           This proxy is solicited on behalf of the board of directors of First Ecom.com, Inc.

                        Please sign and return this proxy
                      using the enclosed pre-paid envelope.

                   The giving of a proxy will not affect your
               right to vote in person if you attend the meeting.